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                           LAIDLAW INTERNATIONAL, INC.

                                     BY-LAWS

                                As Adopted and in
                             Effect on June 23, 2003

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                                TABLE OF CONTENTS

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STOCKHOLDERS' MEETINGS..........................................................................................   1

         1.       Time and Place of Meetings....................................................................   1
         2.       Annual Meeting................................................................................   1
         3.       Special Meetings..............................................................................   1
         4.       Notice of Meetings............................................................................   1
         5.       Inspectors....................................................................................   1
         6.       Quorum........................................................................................   1
         7.       Voting; Proxies...............................................................................   2
         8.       Order of Business.............................................................................   2

DIRECTORS.......................................................................................................   4

         9.       Function......................................................................................   4
         10.      Number, Election and Terms....................................................................   4
         11.      Vacancies and Newly Created Directorships.....................................................   4
         12.      Removal.......................................................................................   4
         13.      Nominations of Directors; Election............................................................   4
         14.      Resignation...................................................................................   5
         15.      Regular Meetings..............................................................................   5
         16.      Special Meetings..............................................................................   6
         17.      Quorum........................................................................................   6
         18.      Participation in Meetings by Telephone Conference.............................................   6
         19.      Committees....................................................................................   6
         20.      Audit Committee...............................................................................   7
         21.      Compensation Committee........................................................................   7
         22.      Nominating and Corporate Governance Committee.................................................   7
         23.      Ethics and Compliance Committee; Other Committees.............................................   7
         24.      Compensation..................................................................................   8
         25.      Rules.........................................................................................   8

NOTICES.........................................................................................................   8

         26.      Generally.....................................................................................   8
         27.      Waivers.......................................................................................   8

OFFICERS........................................................................................................   8

         28.      Generally.....................................................................................   8
         29.      Compensation..................................................................................   9
         30.      Succession....................................................................................   9
         31.      Chairman of the Board.........................................................................   9
         32.      Chief Executive Officer.......................................................................   9
         33.      The President.................................................................................   9
         34.      Vice Presidents...............................................................................   9
         35.      The Chief Financial Officer...................................................................  10
         36.      The Secretary and Assistant Secretaries.......................................................  10
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                                TABLE OF CONTENTS
                                   (continued)

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         37.      The Treasurer and Assistant Treasurers........................................................  10
         38.      Execution of Documents and Action with Respect to Securities of Other Corporations............  10

STOCK...........................................................................................................  11

         39.      Certificates..................................................................................  11
         40.      Classes of Stock..............................................................................  11
         41.      Lost, Stolen or Destroyed Certificates........................................................  11
         42.      Transfer of Stock.............................................................................  11
         43.      Record Dates..................................................................................  11

INDEMNIFICATION.................................................................................................  12

         44.      Damages and Expenses..........................................................................  12
         45.      Insurance, Contracts and Funding..............................................................  12

GENERAL.........................................................................................................  13

         46.      Fiscal Year...................................................................................  13
         47.      Seal..........................................................................................  13
         48.      Reliance Upon Books, Reports and Records......................................................  13
         49.      Time Periods..................................................................................  13
         50.      Amendments....................................................................................  13
         51.      Certain Defined Terms.........................................................................  14
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                             STOCKHOLDERS' MEETINGS

         1. Time and Place of Meetings. All meetings of the stockholders for the election of the members of the Board of Directors of the Company (the "Directors") or for any other purpose will be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors of the Company (the "Board") or, in the absence of a designation by the Board, the Chairman of the Board (the "Chairman"), the Chief Executive Officer, the President or the Secretary, and stated in the notice of meeting. The Board may postpone and reschedule any previously scheduled annual or special meeting of the stockholders.

         2. Annual Meeting. An annual meeting of the stockholders will be held at such date and time as may be designated from time to time by the Board, at which meeting the stockholders will elect by a plurality vote the Directors to succeed those Directors whose terms expire at such meeting and will transact such other business as may properly be brought before the meeting in accordance with By-Law 8.

         3. Special Meetings. Special meetings of the stockholders may be called only by (i) the Chairman of the Board; (ii) the President of the Company; (iii) the Secretary of the Company within 10 calendar days after receipt of the written request of a majority of the Board; or (iv) persons holding at least 66B% of all shares outstanding and entitled to vote at such meeting. Any such request by a majority of the Board must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting. Special meetings of holders of the outstanding Series A Junior Participating Preferred Stock, $.01 par value, of the Company (the "Series A Preferred"), if any, may be called in the manner and for the purposes provided in the Certificate of Incorporation of the Company (the "Certificate of Incorporation").

         4. Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

         5. Inspectors. The Board may appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the

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                  stockholders, or any adjournment thereof, in advance of such meeting. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.

         6. Quorum. Except as otherwise provided by law, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

         7. Voting; Proxies. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Company on the record date for the meeting and such votes may be cast either in person or by proxy. Every proxy must be authorized in a manner permitted by Section 212 of the Delaware General Corporation Law (or any successor provision). Without affecting any vote previously taken, a stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person, by revoking the proxy by giving notice to the Secretary of the Company, or by a later appointment of a proxy. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the Certificate of Incorporation or these By-Laws or unless the Chairman or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which has actually been voted will be the act of the stockholders, except in the election of Directors or as otherwise provided in these By-Laws, the Certificate of Incorporation or by law.

         8. Order of Business. (a) The Chairman, or such other officer of the Company designated by a majority of the Board, will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding officer at the meeting of the

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                  stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including, without limitation, by (i) imposing restrictions on the persons (other than stockholders of the Company or their duly appointed proxies) who may attend any such stockholders' meeting, (ii) ascertaining whether any stockholder or his proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and (iii) determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

                  (b) No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board, the President or a majority of the Board (or any duly authorized committee thereof),
                           (ii) otherwise properly brought before the annual meeting by the Chairman of the Board or by or at the direction of the majority of the Board (or any duly authorized committee thereof), or (iii) otherwise properly brought before the annual meeting by any stockholder of the Company (A) who is a stockholder of record on the date of the giving of the notice provided for in this By-Law and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this By-Law 8.

                  (c) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 nor more than 90 calendar days prior to the anniversary of the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 calendar days before or after the anniversary of the prior year's annual meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth calendar day following the date on which public announcement of the date of the annual meeting was made. In no event will the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of the foregoing, the date on which the Company first mailed its proxy materials to stockholders will be the date so described in such proxy materials.

                  (d) To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the

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                           annual meeting (i) a brief description of the
                           business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                  (e) Upon the receipt of the Secretary of a proper request by any stockholder or stockholders entitled to call a meeting of stockholders, the Board shall (i) call a special meeting of the stockholders for the purposes specified in the request for a special meeting and
                           (ii) fix a record date for the determination of stockholders entitled to notice of and to vote at such meeting, which record date will not be later than 60 calendar days after the date of receipt by the Secretary of the request to call the meeting; provided, however, no special meeting pursuant to the stockholder's request will be required to be convened if (i) the Board calls an annual or special meeting of stockholders to be held not later than 90 calendar days after receipt by the Secretary of a proper request by the stockholder to call a meeting and (ii) the purposes of such annual or special meeting include the purposes specified in the stockholder's request.

                  (f) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be
                           (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman, the President or a majority of the Board in accordance with By-Law 4 or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board.

                  (g) The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this By-Law 8 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

                                   DIRECTORS

         9. Function. The business and affairs of the Company will be managed under the direction of its Board.

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         10.      Number, Election and Terms. Except as otherwise provided by the Certificate of Incorporation, the authorized number of Directors may be determined from time to time only by a vote of a majority of the Board. The Directors will be classified with respect to the time for which they severally hold office in accordance with the Certificate of Incorporation.

         11. Vacancies and Newly Created Directorships. Subject to the provisions of the Certificate of Incorporation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor is elected and qualified. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.

         12. Removal. Any Director may be removed from office by the stockholders only for cause and only in the manner provided in the Certificate of Incorporation and, if applicable, any amendment to this By-Law 12.

         13. Nominations of Directors; Election. (a) Only persons who are nominated in accordance with the following procedures will be eligible for election as Directors of the Company. Nominations of persons for election to the Board may be made at any annual meeting of stockholders (i) by or at the direction of the Board (or any duly authorized Committee thereof) or (ii) by any stockholder of the Company (A) who is a stockholder of record on the date of the giving of the notice provided for in this By-Law 13 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this By-Law 13. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 nor more than 90 calendar days prior to the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 calendar days before or after the anniversary of the prior year's annual meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth calendar day following the day on which public disclosure of the date of the annual meeting was made. In no event will the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of the foregoing, the date on which the Company first mailed its proxy materials to stockholders will be the date so described in such proxy materials.

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                  (b)      To be in proper written form, a stockholder's notice
                           to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), and the rules and regulations promulgated thereunder, and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between or among such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

                  (c) If the presiding officer of the meeting determines that a nomination was not made in accordance with the foregoing procedures or otherwise conflicts with the Certificate of Incorporation, the presiding officer will declare to the meeting that the nomination was defective and such defective nomination will be disregarded.

         14. Resignation. Any Director may resign at any time by giving written notice of his or her resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

         15. Regular Meetings. Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board or as shall be specified or fixed in the notice or waiver of notice of any such meeting. Regular meetings of the Board shall be held not less frequently than quarterly.

         16. Special Meetings. Special meetings of the Board may be called by the Chairman or the President on one day's notice to each Director by whom such notice is not

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

                  waived, given either personally or by mail, telephone, telegram, telex, facsimile or similar medium of communication, and will be called by the Chairman or the President, in like manner and on like notice, on the written request of a majority of the Board. Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by the Board or specified in the notice of any such meeting.

         17. Quorum. At all meetings of the Board, a majority of the total number of Directors then in office will constitute a quorum for the transaction of business. Except for actions required by these By-Laws or the Certificate of Incorporation to be taken by a majority of the Board, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum is present.

         18. Participation in Meetings by Telephone Conference. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone conference or similar means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

         19. Committees. (a) The Board may designate one or more committees. Each such committee will consist of one or more Directors and will have such lawfully delegable powers and duties as the Board may confer; provided, however, that no committee shall exercise any power or duty expressly required by the Delaware General Corporation Law, as it may be amended from time to time, to be acted upon by the Board. Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board. Each committee created by the Board will (i) make available to the Board the minutes of its meetings or (ii) make a presentation to the Board at the next Board meeting following such committee's meeting.

                  (b) The members of each committee of the Board will serve in such capacity at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board. The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In lieu of such designation by the Board, in the absence or disqualification of any member of a committee of the Board, the members thereof present at any such meeting of such committee and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

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         20.      Audit Committee. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of Directors, designate an Audit Committee of the Board, which shall consist of such number, but not less than three, of non-employee Directors who satisfy stock exchange independence and other requirements for audit committees as the Board shall determine. The Audit Committee shall: (i) make recommendations to the Board as to the independent accountants to be appointed by the Board; (ii) review with the independent accountants the scope of their examinations; (iii) receive the reports of the independent accountants and meet with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) review, either directly or through the independent accountants, the internal accounting and auditing procedures of the Company; (v) review related party transactions; (vi) review the relationship between the accountants and the Company to confirm their independence; and (vii) perform such other functions as may be assigned to it from time to time by the Board. The Audit Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee.

         21. Compensation Committee. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate a Compensation Committee of the Board, which shall consist of such number of non-employee Directors as the Board may determine. The Compensation Committee shall administer the bonus and incentive compensation plans of the Company, and shall have and may exercise, to the extent permitted by law, all such other powers as the Board may delegate to them in the resolutions appointing them. The Compensation Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of the Compensation Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee.

         22. Nominating and Corporate Governance Committee. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate a Nominating and Corporate Governance Committee of the Board, which shall consist of such number of non-employee Directors as the Board may determine. The Nominating and Corporate Governance Committee will consider and recommend criteria for the selection of nominees for election of directors, and shall have and may exercise, to the extent permitted by law, all such other powers as the Board may delegate to them in the resolutions appointing them. The Nominating and Corporate Governance Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of the Nominating and Corporate

                  Governance Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee.

         23. Ethics and Compliance Committee; Other Committees. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate members of the Board to constitute an Ethics and Compliance Committee and such other committees of the Board as the Board may determine. Such committees shall in each case consist of such number of directors as the Board may determine, and shall have and may exercise, to the extent permitted by law, such powers as the Board may delegate to them in the respective resolutions appointing them. Each such committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of any such committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of such committee present at a meeting at which a quorum shall be present shall be the act of the committee.

         24. Compensation. The Board may establish the compensation for, and reimbursement of the expenses of, Directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by Directors to the Company or any of its majority-owned subsidiaries.

         25. Rules. The Board may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Company.

                                    NOTICES

         26. Generally. Except as otherwise provided by law, these By-Laws or the Certificate of Incorporation, whenever by law or under the provisions of the Certificate of Incorporation or these By-Laws notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at the address of such Director or stockholder as it appears on the records of the Company, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail. Notice to Directors may also be given by telephone, telegram, telex, facsimile, electronic mail or similar medium of communication or as otherwise may be permitted by these By-Laws.

         27. Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                    OFFICERS

         28. Generally. The officers of the Company will be elected by the Board and will consist of a Chairman, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer. The Board of Directors may also choose any or all of the following: one or more Vice Chairmen, one or more Assistants to the Chairman, one or more Vice Presidents (who may be given particular designations with respect to authority, function or seniority), one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, by specific action the Board may authorize the Chairman to appoint any person to any office other than Chairman, Chief Executive Officer, President, Chief Financial Officer, Secretary or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer's powers or duties to any other officer or to any Director.

         29. Compensation. The compensation of all officers and agents of the Company who are also Directors of the Company will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Company to an officer of the Company.

         30. Succession. The officers of the Company will hold office until their successors are elected and qualified. Any officer may be removed at any time by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company may be filled by the Board or by the Chairman as provided in By-Law 28.

         31. Chairman of the Board. The Chairman shall preside at all meetings of the stockholders and of the Board and shall have such other powers and perform such other duties as may be prescribed to him or her by the Board or provided in these By-Laws.

         32. Chief Executive Officer. The Chief Executive Officer shall have the powers and perform the duties incident to that position. Subject to the powers of the Board, the Chief Executive Officer shall be in the general and active charge of the entire business and affairs of the Company, and shall be its chief policy making officer. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board or provided in these By-Laws.

         33. The President. The President of the Company shall, subject to the powers of the Board and the Chairman, and if the President is not also the Chief Executive Officer, the Chief Executive Officer, have general charge of the business, affairs and property of the Company, and control over its officers, agents and employees. The President shall see that all orders and resolutions of the Board are carried into effect. The President shall have such other powers and perform such other duties as may be prescribed by the Board, and if the President is not also the Chief Executive Officer, the Chairman and Chief Executive Officer, or as may be provided in these By-Laws.

         34. Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board or the Chairman, shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice Presidents shall also perform such other duties and have such other powers as the Board, the Chairman, the Chief Executive Officer, the President or these By-Laws may, from time to time, prescribe. The Vice Presidents may also be designated as Executive Vice Presidents, Senior Vice Presidents or Regional Vice Presidents, as the Board may from time to time prescribe.

         35. The Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities; shall keep full and accurate all books and accounts of the Company as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Company as may be ordered by the Chairman or the Board; shall cause the funds of the Company to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board, at its regular meeting or when the Board so requires, an account of the Company; shall have such powers and perform such duties as the Board, the Chairman, the Chief Executive Officer, the President or these By-Laws may, from time to time, prescribe.

         36. The Secretary and Assistant Secretaries. Under the Chairman's supervision, the Secretary shall give, or cause to be given, all notices required to be given by these By-Laws or by law; shall have such powers and perform such duties as the Board, the Chairman, the Chief Executive Officer, the President or these By-Laws may, from time to time, prescribe; and shall have custody of the corporate seal, if any, of the Company. The Secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, any of the Assistant Secretaries, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board, the Chairman, the Chief Executive Officer, the President, or Secretary may, from time to time, prescribe.

         37. The Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and exercise such powers as may be assigned by the Chief Financial Officer. In the absence or disability of the Chief Financial Officer, the Treasurer shall perform the duties and exercise the powers of the Chief Financial Officer until such time as the Chief Financial Officer is no longer absent or disabled or a new Chief Financial Officer is appointed. The Assistant Treasurer, or if there be more than one, any of the Assistant Treasurers, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board, the Chairman, the Chief Executive Officer, the President, or Treasurer may, from time to time, prescribe.

         38. Execution of Documents and Action with Respect to Securities of Other Corporations. Each officer of the Company shall have and is hereby given, full power and authority, except as otherwise required by law or directed by the Board, (a) to execute, on behalf of the Company, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Company, applications, consents, proxies and other powers of attorney, and other documents and instruments, and
                  (b) to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities of such other corporation. In addition, the President may delegate to other officers, employees and agents of the Corporation the power and authority to take any action which the President, as an officer of the Company, is authorized to take under this By-Law 38, with such limitations as the President may specify; such authority so delegated by the President shall not be re-delegated by the person to whom such execution authority has been delegated.

                                     STOCK

         39. Certificates. Certificates representing shares of stock of the Company will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Company, and such certificate will exhibit the holder's name and the number of shares and will be signed by, or in the name of, the Company by the Chairman or the President and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Company. Any or all of the signatures and the seal of the Company, if any, upon such certificates may be facsimiles, engraved or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.

         40. Classes of Stock. The designations, powers, preferences and rights of the various classes of stock or series thereof, and the qualifications, limitations or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Company issues to represent its stock or, in lieu thereof, such certificates will set forth the office of the Company from which the holders of certificates may obtain a copy of such information.

         41. Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Company a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

         42. Transfer of Stock. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Company shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Company.

         43. Record Dates. (a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 nor less than ten calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                  (b) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

                  (c) The Company will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Company has notice thereof, except as expressly provided by applicable law.

                                INDEMNIFICATION

         44. Damages and Expenses. (a) The Company will to the fullest extent permitted by applicable law as then in effect indemnify any person (an "Indemnitee") who is or was involved in any manner (including without limitation as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was or had agreed to become a Director or officer of the Company, or is or was serving at the request of the Board or an officer of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other entity, whether for profit or not for profit, or anything done or not done by such person in any such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification will (i) be a contract right, (ii) include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with a Proceeding, consistent with the provisions of applicable law as then in effect, and (iii) inure to the benefit of the estate, heirs, executors and administrators of any Indemnitee who is or shall become deceased.

                  (b) The right of indemnification provided in this By-Law 44 will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled and will be applicable to Proceedings commenced or continuing after the adoption of this By-Law 44, whether arising from acts or omissions occurring before or after such adoption.

         45. Insurance, Contracts and Funding. The Company may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines and amounts paid in settlement or incurred by any Indemnitee in connection with any Proceeding referred to in By-Law 44 or otherwise, to the fullest extent permitted by applicable law as then in effect. The Company may enter into contracts with any person entitled to indemnification under By-Law 44 or otherwise and may create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in By-Law 44.

                                       GENERAL

  46. Fiscal Year. The fiscal year of the Company will end on August 31st of each year or such other date as may be fixed from time to time by the Board.

  47. Seal. The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

  48. Reliance Upon Books, Reports and Records. Each Director, each member of a committee designated by the Board and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Company's officers or employees or committees of the Board, or by any other person or entity as to matters the Director, committee member or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

  49. Time Periods. In applying any provision of these By-Laws that requires that an act be performed or not be performed a specified number of days before or after the occurrence of an event or that an act be performed or not be performed during a period of a specified number of days before or after the occurrence of an event, calendar days will be used unless otherwise specified, the day of the performance of the act will be excluded and the day of the occurrence of the event will be included.

  50. Amendments. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, these By-Laws or any of them may be amended in any respect or repealed at any time, either (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (ii) at any meeting of the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders. Notwithstanding the foregoing and anything contained in these By-Laws to the contrary, and except as otherwise provided by law or the Certificate of Incorporation, By-Laws 1, 3, 8, 10, 11, 12, 13 and 50 may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 66(beta)% of the Voting Stock, voting together as a single class. Notwithstanding anything contained in these By-Laws to the contrary, and except as otherwise provided by law or the Certificate of Incorporation, the affirmative vote of the holders of at least 66(beta)% of the Voting Stock, voting together as a single class, is required to amend or repeal, or to adopt any provisions inconsistent with, this By-Law 50.

  51. Certain Defined Terms. Terms used herein with initial capital letters that are not otherwise defined are used herein as defined in the Certificate of Incorporation. Notwithstanding the foregoing provisions of By-Laws 8 and 13, a stockholder must comply with all applicable requirements of the Exchange Act with respect to the matters set forth in those By-Laws. Nothing in By-Laws 8 and 13 will be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy materials in accordance with Rule 14a-8 under the Exchange Act.